United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2022

West Bancorporation, Inc.
(Exact Name of Registrant as Specified in Charter)

Iowa	000-49677	42-1230603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 22nd Street
West Des Moines, Iowa 50266
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 222-2300

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, no par value	WTBA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2022, West Bancorporation, Inc. (the “Company”) completed its previously announced underwritten public offering of $60.0 million aggregate principal amount of 5.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes were issued pursuant to an Indenture dated as of June 14, 2022 (the “Base Indenture”) and a First Supplemental Indenture dated as of June 14, 2022 to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee.

The Notes initially shall bear interest at an initial rate of 5.25% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2022. The last interest payment date for the fixed rate period will be June 15, 2027. From and including June 15, 2027 to, but excluding June 15, 2032 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined in and subject to the provisions of the Indenture, plus 241 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2027. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

The Company may redeem the Notes at such times and at the redemption prices as provided for in the Indenture.

The foregoing description of the Base Indenture, the Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture, and the Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-236740) filed by the Company. A copy of the opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

4.1	Indenture, dated June 14, 2022, between West Bancorporation, Inc. and Wilmington Trust, National Association, as trustee

4.2	First Supplemental Indenture, dated June 14, 2022, between West Bancorporation, Inc. and Wilmington Trust, National Association, as trustee

4.3	Form of 5.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (included in Exhibit 4.2)

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022	West Bancorporation, Inc.

	By:	/s/ Jane M. Funk
	Name:	Jane M. Funk
	Title:	Executive Vice President, Treasurer and Chief Financial Officer